                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                     FORM 8-K/A
                                   AMENDMENT No. 1

                                   CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 3, 1997

                           Transworld HealthCare, Inc.
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    New York
               --------------------------------------------------
                 (State or other jurisdiction of incorporation)



         1-11570                                       13-3098275
- ------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


        555 Madison Avenue, New York, New York                  10022
- --------------------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064


               --------------------------------------------------
         (Former name or former address, if changed since last report.)


The registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on or about July 3, 1997 as set forth in the pages attached hereto: Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The following are filed as part of this Form 8-K/A:


     (a) Financial Statements of Allied Medicare Limited.

         Statement of Directors' Responsibilities                         3

         Auditors' Report                                                 4

         Profit and Loss Accounts - For the Years Ended March 31, 1997
             and 1996                                                     5

         Statements of Total Recognised Gains and Losses - For the
             Years Ended March 31, 1997 and 1996                          6

         Balance Sheets - At March 31, 1997 and 1996                      7

         Cash Flow Statements - For the Years Ended March 31, 1997
             and 1996                                                     8

         Notes on Financial Statements                                    9


     (b) Unaudited Pro Forma Combined Condensed Financial
             Statements.                                                 17

         Pro Forma Combined Condensed Balance Sheet as of April 30,
             1997 (Unaudited)                                            19

         Pro Forma Combined Condensed Statement of Operations for
             the Year Ended October 31, 1996 (Unaudited)                 20

         Pro Forma Combined Condensed Statement of Operations for
             the Six Months Ended April 30, 1997 (Unaudited)             21

         Notes to the Unaudited Pro Forma Combined Condensed Financial
             Statements                                                  22

         Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                            ALLIED MEDICARE LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

     We are required under company law to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements we are required to:

          - select suitable accounting policies and apply them consistently;

          - make reasonable and prudent judgements and estimates;

          - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     We are also responsible for:

          - keeping proper accounting records;

          - safeguarding the company's assets;

          - taking reasonable steps for the prevention and detection of fraud.

                                          On behalf of the board
                                          /s/ D I Johnson

                                          --------------------------------------
                                          D I Johnson
                                          Director

Dated
15 May 1997

                            ALLIED MEDICARE LIMITED

                                AUDITORS' REPORT

           AUDITORS' REPORT TO THE MEMBERS OF ALLIED MEDICARE LIMITED

     We have audited the financial statements on pages 5 to 16 which have been prepared under the historical cost convention and the accounting policies set out on page 9.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on page 3, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 March 1997 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

                                          /s/ DEAN STATHAM

                                          --------------------------------------
                                          DEAN STATHAM
                                          Chartered Accountants and
                                          Registered Auditors
                                          Bank Passage
                                          Stafford
                                          ST16 2JS

Dated: 3 June 1997

                            ALLIED MEDICARE LIMITED

                            PROFIT AND LOSS ACCOUNTS
                  FOR THE YEARS ENDED 31 MARCH 1997 AND 1996

                                                                           1997          1996
                                                          Note              L             L
                                                         ------         ----------    ----------
Turnover..............................................      2            8,570,813     7,362,323
Cost of sales.........................................                  (2,363,164)   (2,024,133)
                                                                        ----------    ----------
Gross profit..........................................                   6,207,649     5,338,190
Net operating expenses
Administrative expenses...............................                  (4,656,729)   (4,438,594)
Other operating income................................                      28,640        22,237
                                                                        ----------    ----------
Operating profit......................................      3            1,579,560       921,833
Interest payable......................................      5              (38,808)      (44,269)
                                                                        ----------    ----------
Profit on ordinary activities before taxation.........                   1,540,752       877,564
Taxation..............................................      6             (618,127)     (400,618)
                                                                        ----------    ----------
Retained profit for the year..........................     15              922,625       476,946
                                                                        ==========    ==========
Movements in reserves are shown in note 15.

None of the company's activities were acquired or discontinued during the above two financial years.

                            ALLIED MEDICARE LIMITED

               STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
                  FOR THE YEARS ENDED 31 MARCH 1997 AND 1996

                                                                            1997        1996
                                                                              L           L
                                                                           -------     -------
Profit for the financial year............................................  922,625     476,946
Prior year adjustments (as explained in note 17).........................       --     (80,814)
                                                                           -------     -------
Total gains recognised since last annual report..........................  922,625     396,132
                                                                           =======     =======

                            ALLIED MEDICARE LIMITED

                                BALANCE SHEETS
                           AT 31 MARCH 1997 AND 1996

                                                                         1997                      1996
                                                 NOTE                      L                         L
                                                 ----                 -----------               -----------
Fixed assets
Intangible assets...........................       7                     766,310                   358,043
Tangible assets.............................       8                   1,341,031                 1,133,617
                                                                       ---------                 ---------
                                                                       2,107,341                 1,491,660
Current assets
Stocks......................................                  30,814                    48,946
Debtors.....................................      10       4,709,290                 3,580,686
Cash at bank and in hand....................                 542,273                   131,787
                                                           ---------                 ---------
                                                           5,282,377                 3,761,419
Creditors: amounts falling due within one
  year......................................      11      (4,578,557)               (3,028,491)
                                                           ---------                 ---------
Net current assets..........................                             703,820                   732,928
                                                                       ---------                 ---------
Total assets less current liabilities.......                           2,811,161                 2,224,588
Creditors: amounts falling due after more
  than one year.............................      12                     (56,109)                 (392,161)
                                                                       ---------                 ---------
                                                                       2,755,052                 1,832,427
                                                                       =========                 =========
Capital and reserves
Called up share capital.....................      14                      86,654                    86,654
Profit and loss account.....................      15                   2,668,398                 1,745,773
                                                                       ---------                 ---------
Total shareholders' funds...................      13                   2,755,052                 1,832,427
                                                                       =========                 =========

     The financial statements on pages 5 to 16 were approved by the board of directors on 15 May 1997 and signed on its behalf by:

/s/ D I Johnson
- -------------------------------
D I Johnson
Director

                            ALLIED MEDICARE LIMITED

                              CASH FLOW STATEMENTS
                   FOR THE YEARS ENDED 31 MARCH 1997 AND 1996

                                                                         1997                      1996
                                                  NOTE                     L                         L
                                                  ----                -----------               -----------
Net cash inflow from operating
  activities...................................    18                   2,098,445                 1,475,776
Returns on investments and servicing of finance
Interest paid..................................            (27,703)                  (31,799)
Interest element of finance lease rental
  payments.....................................            (11,105)                  (12,470)
                                                          ---------                 ---------
                                                                          (38,808)                  (44,269)
Taxation
Corporation tax paid...........................            (430,284)                 (550,534)
Corporation tax received.......................                  --                    12,760
                                                          ---------                 ---------
                                                                         (430,284)                 (537,774)
Capital expenditure and financial investment
Purchase of intangible fixed assets............            (525,213)                 (165,275)
Purchase of tangible fixed assets..............            (498,057)                 (522,171)
Sale of tangible fixed assets..................              65,572                    86,405
Loans advanced.................................                  --                   (95,000)
                                                          ---------                 ---------
                                                                         (957,698)                 (696,041)
                                                                        ---------                 ---------
                                                                          671,655                   197,692
Financing
Debt due within a year:
  Other loan repayments........................                (310)                     (918)
Debt due beyond a year:
  Other loan (repayments)/advances.............            (200,949)                  128,430
Capital element of finance lease rentals.......             (60,416)                  (77,238)
                                                          ---------                 ---------
                                                                         (261,675)                   50,274
                                                                        ---------                 ---------
Increase in cash...............................                           409,980                   247,966
                                                                        =========                 =========

                            ALLIED MEDICARE LIMITED

                         NOTES ON FINANCIAL STATEMENTS
                                 31 MARCH 1997

1  ACCOUNTING POLICIES

BASIS OF ACCOUNTING

     The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

DEPRECIATION

     Depreciation of fixed assets is calculated to write off their cost or valuation less any residual value over their estimated useful lives as follows:

Freehold land...................  Not depreciated
Freehold buildings..............  Commercial property, 4% straight line.
Long leasehold buildings          Residential property is maintained to a
Residential property              standard so that in the opinion of the
                                  directors depreciation is not provided on
                                  a routine basis. Provisions are made for
                                  any permanent diminution in value.
Short leasehold.................  Over terms of lease
Computers.......................  25% straight line
Office equipment................  25% reducing balance
Motor vehicles..................  25% reducing balance
Fixtures and fittings...........  20% reducing balance
Goodwill........................  20% straight line

LEASES AND HIRE PURCHASE CONTRACTS

     Tangible fixed assets acquired under finance leases and hire purchase contracts are capitalised at the estimated fair value at the date of inception of each lease or contract. The total finance charges are allocated over the period of the lease in such a way as to give a reasonably constant charge on the outstanding liability.

     Rentals paid under operating leases are charged to income as incurred.

STOCKS

     Stocks are valued at the lower of cost and net realisable value. Cost is computed on a first in first out basis.

PENSIONS

DEFINED CONTRIBUTION SCHEME

     Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

GOODWILL

     Goodwill represents the excess of cost of acquisition over the fair value of the separable net assets acquired. Goodwill is amortised through the profit and loss account in equal instalments over its estimated useful life.

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

2  TURNOVER

     The turnover for the year was derived from the company's principal activity. The whole of the turnover is attributable to the UK market.

3  OPERATING PROFIT

                                                                      1997          1996
                                                                        L             L
                                                                    ---------     ---------
    Operating profit is stated after crediting
    Rent receivable...............................................      6,600         6,600
    Interest receivable...........................................      9,040         2,637
                                                                    =========     =========
    and after charging
    Staff costs (note 4)..........................................  2,175,694     2,189,586
    Auditors' remuneration........................................     10,000        10,000
    Loss on sale of assets........................................      9,298        58,021
                                                                    =========     =========
    Depreciation of tangible fixed assets (note 8)
      owned assets................................................    179,870       121,340
      leased assets...............................................     20,278        39,806
    Permanent diminution in value.................................     15,625       151,876
    Amortisation of intangible fixed assets (note 7)..............    189,350       154,624
                                                                    ---------     ---------
                                                                      405,123       467,646
                                                                    =========     =========

4  DIRECTORS AND EMPLOYEES

                                                                          1997          1996
                                                                            L             L
                                                                        ---------     ---------
Staff costs including directors' emoluments
  Wages and salaries..................................................  2,119,245     1,693,081
  Social security costs...............................................     53,660        51,716
  Pension costs.......................................................      2,789       444,789
                                                                        ---------     ---------
                                                                        2,175,694     2,189,586
                                                                        =========     =========
                                                                           NUMBER        NUMBER
                                                                        ---------     ---------
Average monthly number employed including executive directors
  Office and management...............................................         54            55
                                                                        =========     =========
                                                                            L             L
Directors' emoluments
  Other emoluments....................................................  1,707,016     1,749,425
                                                                        =========     =========
Emoluments exclusing pension scheme contributions
  Highest paid director...............................................    767,874       595,762
                                                                        =========     =========
Pension costs
Defined contribution scheme

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

4  DIRECTORS AND EMPLOYEES -- (CONTINUED)
     The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to L2,789 (1996 L444,789).

5  INTEREST PAYABLE

                                                                          1997          1996
                                                                            L             L
                                                                        ---------     ---------
Bank interest.........................................................      5,209        20,423
Mortgage and other loan interest......................................     22,494        11,376
Hire purchase interest................................................     11,105        12,470
                                                                        ---------     ---------
                                                                           38,808        44,269
                                                                        =========     =========

6  TAXATION

                                                                          1997          1996
                                                                            L             L
                                                                        ---------     ---------
Corporation tax on profit on ordinary activities at 33% (1996
  32.6%)..............................................................    610,000       401,000
Under/(over) provision in earlier years...............................      8,127          (382)
                                                                        ---------     ---------
                                                                          618,127       400,618
                                                                        =========     =========

7  INTANGIBLE FIXED ASSETS

                                                                                    GOODWILL
                                                                                        L
                                                                                    ---------
Cost
  1 April 1996..................................................................    1,060,337
  Additions.....................................................................      597,617
                                                                                    ---------
  31 March 1997.................................................................    1,657,954
                                                                                    ---------
Amortisation
  1 April 1996..................................................................      702,294
  Charge for the year...........................................................      189,350
                                                                                    ---------
  31 March 1997.................................................................      891,644
                                                                                    ---------
Net book amount
  31 March 1997.................................................................      766,310
                                                                                    =========
  1 April 1996..................................................................      358,043
                                                                                    =========

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

8  TANGIBLE FIXED ASSETS

                                                             FIXTURES
                                       MOTOR      OFFICE       AND      LAND AND
                                      VEHICLES   EQUIPMENT   FITTINGS   BUILDINGS   COMPUTERS     TOTAL
                                         L           L          L           L           L           L
                                      --------   ---------   --------   ---------   ---------   ---------
Cost
1 April 1996........................   234,259    116,620     500,460     767,270    109,017    1,727,626
Additions...........................    89,649      1,357      30,262       4,125    372,664      498,057
Disposals...........................  (114,395)        --     (48,400)         --         --     (162,795)
                                       -------    -------     -------     -------    -------    ---------
31 March 1997.......................   209,513    117,977     482,322     771,395    481,681    2,062,888
                                       -------    -------     -------     -------    -------    ---------
Depreciation
1 April 1996........................   105,969     34,135     267,197     167,984     18,724      594,009
Charge for year.....................    35,357     20,960      52,705      29,706     77,045      215,773
Disposals...........................   (62,122)        --     (25,803)         --         --      (87,925)
                                       -------    -------     -------     -------    -------    ---------
31 March 1997.......................    79,204     55,095     294,099     197,690     95,769      721,857
                                       -------    -------     -------     -------    -------    ---------
Net book amount
31 March 1997.......................   130,309     62,882     188,223     573,705    385,912    1,341,031
                                       =======    =======     =======     =======    =======    =========
1 April 1996........................   128,290     82,485     233,263     599,286     90,293    1,133,617
                                       =======    =======     =======     =======    =======    =========

     The net book amount of fixed assets includes L60,848 (1996 L119,420) in respect of assets held under finance leases and hire purchase contracts, the depreciation of which is shown in note 3.

9  LAND AND BUILDINGS

                                                                            1997        1996
                                                                              L           L
                                                                           -------     -------
Freehold.................................................................  318,730     319,860
Long leasehold...........................................................   89,999     105,624
Short leasehold..........................................................  164,976     173,802
                                                                           -------     -------
                                                                           573,705     599,286
                                                                           =======     =======

     Long leaseholds are those leaseholds with more than 50 years unexpired.

10  DEBTORS

                                                                            1997         1996
                                                                              L            L
                                                                          ---------    ---------
Amounts falling due within one year
Trade debtors..........................................................   3,697,975    2,822,440
Other debtors..........................................................     222,753       81,484
Prepayments and accrued income.........................................     788,562      512,903
                                                                          ---------    ---------
                                                                          4,709,290    3,416,827
Amounts falling due after more than one year
Other debtors..........................................................          --      163,859
                                                                          ---------    ---------
                                                                          4,709,290    3,580,686
                                                                          =========    =========

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

11  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                            1997         1996
                                                                              L            L
                                                                          ---------    ---------
Bank overdrafts........................................................         506           --
Trade creditors........................................................     205,950      149,837
Other loans............................................................      99,945          310
Corporation tax........................................................     622,842      423,157
Other taxation and social security.....................................   1,126,046    1,003,214
Other creditors........................................................   1,376,592      665,949
Accruals and deferred income...........................................   1,116,010      730,100
Obligations under finance leases and hire purchase contracts -- note
  12...................................................................      30,666       55,924
                                                                          ---------    ---------
                                                                          4,578,557    3,028,491
                                                                          =========    =========

     The bank overdraft is secured by a fixed and floating charge over the company's assets including a second mortgage over The Larches, a mortgage over Lindum House and commercial property in Nottingham.

     Included in other loans is L344 (1996 L310) which is secured on the company's residential property (note 12).

12  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                              1997       1996
                                                                                L          L
                                                                             -------    -------
Other loans...............................................................    37,182    338,076
Obligations under finance leases..........................................    18,927     54,085
                                                                             -------    -------
                                                                              56,109    392,161
                                                                             =======    =======
Maturity of debt
  In one year or less, or on demand -- see note 11........................    99,945        310
  Between one and two years...............................................       688    300,619
  Between two and five years..............................................     4,132      3,714
  In five years or more...................................................    32,362     33,743
                                                                             -------    -------
                                                                             137,127    338,386
                                                                             =======    =======
Other loans not wholly repayable within five years:
  repayable by installments
  -- within five years....................................................     5,164      4,643
  -- in more than five years..............................................    32,362     33,743
                                                                             -------    -------
                                                                              37,526     38,386
                                                                             =======    =======
Obligations under finance leases and hire purchase contracts
These are repayable over varying periods by monthly instalments as follows:
  In the next year -- see note 11.........................................    30,666     55,924
  In the second to fifth years............................................    18,927     54,085
                                                                             -------    -------
                                                                              49,593    110,009
                                                                             =======    =======

     Included in other loans is L37,182 (1996 L38,076) secured by a mortgage over the company's residential property which bears interest in line with standard mortgage rates. At the year end the interest rate was 6.48%.

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

12  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR -- (CONTINUED)
     Also included in other loans is a loan from Allied Medicare Limited Pension Scheme which bears interest at 2% above base lending rates.

13  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                           1997          1996
                                                                            L             L
                                                                        ----------    ----------
Profit for the financial year representing a Net addition to
  shareholders' funds.................................................     922,625       476,946
Opening shareholders' funds...........................................   1,832,427     1,355,481
                                                                         ---------     ---------
Closing shareholders' funds...........................................   2,755,052     1,832,427
                                                                         =========     =========

14  CALLED UP SHARE CAPITAL

                                                             1997                      1996
                                                    ----------------------    ----------------------
                                                    NUMBER OF                 NUMBER OF
                                                     SHARES          L         SHARES          L
                                                    ---------     --------    ---------     --------
Authorised
  Ordinary shares of L1 each......................   100,000       100,000     100,000       100,000
                                                     =======       =======     =======       =======
Allotted called up and fully paid
  Ordinary shares of L1 each......................    86,654        86,654      86,654        86,654
                                                     =======       =======     =======       =======

15  PROFIT AND LOSS ACCOUNT

                                                                                       1997
                                                                                        L
                                                                                    ----------
1 April 1996......................................................................   1,745,773
Retained profit for the year......................................................     922,625
                                                                                     ---------
31 March 1997.....................................................................   2,668,398
                                                                                     =========

16  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

     a Operating leases

     Financial commitments under non-cancellable operating leases will result in the following payments falling due in the year to 31 March 1998.

                                                    1997         1997          1996         1996
                                                  LAND AND      PLANT &      LAND AND      PLANT &
                                                 BUILDINGS       OTHER      BUILDINGS       OTHER
                                                     L             L            L             L
                                                 ----------     -------     ----------     -------
Expiring
  Within one year..............................    35,729        1,433         6,959        1,696
  Within two to five years.....................    52,150        4,936        24,530        6,336
                                                   ------        -----        ------        -----
                                                   87,879        6,369        31,489        8,032
                                                   ======        =====        ======        =====

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

16  GUARANTEES AND OTHER FINANCIAL COMMITMENTS -- (CONTINUED)

                                                                              1997      1996
                                                                               L          L
                                                                              ----     -------
     b Capital expenditure authorised by the directors but not yet
      contracted for........................................................   --      300,000
                                                                               ==      =======

     c The company purchased an agency during the year under a contract which is dependent upon the agency's future performance. A value of L300,000 has been placed on the agency by the directors, but the final purchase price may be in excess of this amount.

17  PRIOR YEAR ADJUSTMENT

     The prior year item relates to a director's bonus which was paid in the year ended 31 March 1996 in respect of the year ended 31 March 1995. This amount was not provided in the financial statements for the year ended 31 March 1995.

18  NOTES TO THE CASH FLOW STATEMENT

Reconciliation of operating profit to operating cash flows

                                                                          1997          1996
                                                                           L              L
                                                                       ----------     ---------
Operating profit.....................................................   1,579,560       921,833
Depreciation charges.................................................     215,773       313,022
Amortisation.........................................................     189,350       154,624
Loss on sale of fixed assets.........................................       9,298        58,021
Decrease/(increase) in stocks........................................      18,132       (25,226)
Increase in debtors..................................................  (1,128,604)     (509,752)
Increase in creditors................................................   1,214,936       563,254
                                                                       ----------     ---------
Net cash inflow from operating activities............................   2,098,445     1,475,776
                                                                       ==========     =========

Analysis of changes in net debt

                                                     AT START      CASH        OTHER      AT END
                                                     OF YEAR       FLOWS      CHANGES     OF YEAR
                                                        L            L           L           L
                                                     --------     -------     -------     -------
Cash in hand, at bank..............................   131,787     410,486          --     542,273
Overdrafts.........................................        --        (506)         --        (506)
                                                                  -------
                                                                  409,980
                                                                  -------
Debt due within 1 year.............................      (310)        310     (99,945)    (99,945)
Debt due after 1 year..............................  (338,076)    200,949      99,945     (37,182)
Finance leases.....................................  (110,009)     60,416          --     (49,593)
                                                                  -------
                                                                  261,675
                                                                  -------
                                                     --------     -------     -------     -------
          Total....................................  (316,608)    671,655          --     355,047
                                                     ========     =======     =======     =======

                            ALLIED MEDICARE LIMITED

                                 31 MARCH 1997

18  NOTES TO THE CASH FLOW STATEMENT -- (CONTINUED)
Reconciliation of net cash flow to movement in net debt

                                                                           1997         1996
                                                                            L            L
                                                                         --------     --------
Increase in cash in the year...........................................   409,980      247,966
Cash outflow/(inflow) from decrease/(increase) in debt and lease
  financing............................................................   261,675      (90,619)
                                                                         --------     --------
Change in net debt resulting from cash flows...........................   671,655      157,347
Net debt at 1 April 1996...............................................  (316,608)    (473,955)
                                                                         --------     --------
Net funds/(debt) at 31 March 1997......................................   355,047     (316,608)
                                                                         ========     ========

19  RELATED PARTIES

     D and VR Wynn-Griffiths controlled the business throughout the year. The Company owed these directors L930,662 at the end of the financial year.

     The Company was committed to paying L350,726 under a forward exchange contract at the end of the financial year in respect of expenses incurred by the above directors.

     M Wynn-Griffiths, a son of the above directors, owed the Company L131,087 throughout the year. This amount is included within other debtors.

     Allied Medicare Nursing and Legal Services Limited, a company in which D and VR Wynn-Griffiths have a shareholding, had the following transactions with the Company during the year:

     - Allied Medicare Nursing and Legal Services Limited occupy a portion of office premises and share certain staff. An administration charge of L13,000 was made for these facilities.

     - A car was transferred to Allied Medicare Limited for a value of L30,000.

     - Allied Medicare Limited were owed L10,316 at the end of the financial year. This amount is included within other debtors.

     Allied Medicare Limited Pension Scheme made a loan to the Company of L300,000 during the year ended 31 March 1996. The following amounts are included in this year's financial statements:

     - Interest of L18,601 is included in mortgage and other loan interest.

     - A balance of L99,601 was payable at the year end and is included within other loans payable within one year.

     - Allied Medicare Limited paid L376,250 on behalf of the Pension Scheme during the year to assist with the purchase of land by the Pension Scheme.

20 SUMMARY OF MAJOR DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES


     The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom. Such principles differ in certain respects from US GAAP. There are however no significant adjustments applicable to these financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


         The following Unaudited Pro Forma Combined Condensed Financial Statements give effect to: (A) the Company's acquisition effective July 1, 1997, of Omnicare plc ("Omnicare"); (B) the Company's acquisition effective June 23, 1997, of Allied Medicare Limited ("Allied"); and (C) borrowings under the Company's $100 million senior secured revolving credit facility (the "Credit Facility") to fund the acquisition and related financing fees (collectively referred to as the "Transactions").

         The Unaudited Pro Forma Combined Condensed Balance Sheet presents the Company's historical unaudited balance sheet as of April 30, 1997 and the Transactions as if they had occurred on April 30, 1997. The Pro Forma Balance Sheet data for Omnicare was derived from the Omnicare Consolidated Condensed Balance Sheet as of June 30, 1997. The Pro Forma Balance Sheet data for Allied was derived from the Allied Consolidated Balance Sheet as of March 31, 1997.

         The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended October 31, 1996 presents the historical operations of the Company and the Transactions as if they had occurred on November 1, 1995. The Pro Forma Statement of Operations of Omnicare was derived from Omnicare's audited historical Statement of Operations for the year ended December 31, 1996. The Pro Forma Statement of Operations of Allied was derived from Allied's historical Statement of Operations for the fifty-two (52) weeks ended October 13, 1996 (unaudited). Such statement was derived by taking Allied's audited historical Statement of Operations for the year ended March 31, 1996, subtracting the historical operations for the twenty-eight (28) weeks ended October 8, 1995 and adding the historical operations for the twenty-eight (28) weeks ended October 13, 1996.

         The Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended April 30, 1997 presents the historical operations of the Company (unaudited) and the Transactions as if they had occurred on November 1, 1995. The Pro Forma Statement of Operations of Omnicare was derived from Omnicare's historical Statement of Operations (unaudited) for the six months ended June 30, 1997. The Pro Forma Statement of Operations of Allied was derived from Allied's historical Statement of Operations (unaudited) for the twenty-four
(24) weeks ended March 31, 1997.

         The Pro Forma financial statements of Omnicare and Allied have been prepared in accordance with U.S. GAAP and have been translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and weighted average exchange rates for each period for income and expense items. This presentation differs from Allied's historical financial statements which are included in this Form 8-K and Omnicare's historical financial statements which are included in the Company's Report on Form 8-K filed on September 8, 1997.

         Pro forma adjustments include fair value adjustments required under purchase accounting for the acquired assets and liabilities of Omnicare and Allied and are subject to revision when final analysis of such values are completed. The final allocations of purchase price and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations will differ from the preliminary estimates due to the final allocations being based on: (i) actual closing date amounts of assets and liabilities; (ii) actual closing date conversion rates; and (iii) final appraised value of assets and liabilities.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS - (CONTINUED)


         Pro forma adjustments are based on Management's estimates of the financial effects of the acquisitions and related financing on the operations of the combined companies for the periods presented. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the accompanying notes and the Company's historical consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, the historical consolidated financial statements of Allied and notes thereto which are included in this Form 8-K and the historical consolidated financial statements of Omnicare and notes thereto which are included in the Company's Report on Form 8-K filed on September 8, 1997. The Unaudited Pro Forma Combined Condensed Statement of Operations does not purport to present the results of operations of the Company as if the transactions assumed herein occurred at the beginning of fiscal 1996, nor is it indicative of the results of operations which may be achieved in the future.

                           TRANSWORLD HEALTHCARE, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 April 30, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     Transworld      Allied Medicare  Omnicare
                                                   HealthCare, Inc.     Limited          plc                           Transworld
                                                       April 30,       March 31,       June 30,        Pro Forma    HealthCare, Inc.
                                                         1997            1997            1997         Adjustments       Pro Forma
                                                       ========         =======         ======         ========         ========
ASSETS
Current assets:
    Cash and temporary investments ................    $ 37,263         $   884         $  872         $(32,650)(a)     $  6,369
    Accounts receivable, less allowance
        for doubtful accounts .....................      32,599           6,028          4,205             --             42,832
    Inventories ...................................       1,985              50          1,242             --              3,277
    Prepaid income taxes ..........................          62            --             --               --                 62
    Prepaid expenses and other current assets .....       7,337           1,648            372             --              9,357
                                                       --------         -------         ------         --------         --------

             Total current assets .................      79,246           8,610          6,691          (32,650)          61,897

Property & equipment, net .........................       4,084           2,186          2,979             --              9,249
Advances to and investment in HMI .................      31,508            --             --               --             31,508
Intangible assets, net of accumulated amortization       43,658           1,249           --             84,833 (b)      129,740
Other assets ......................................       7,001            --              214            1,000 (c)        8,215
                                                       --------         -------         ------         --------         --------

             Total assets .........................    $165,497         $12,045         $9,884         $ 53,183         $240,609
                                                       ========         =======         ======         ========         ========

LIABILITIES AND
    STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable,accrued expenses
        and other current liabilities .............    $ 10,045         $ 6,448         $3,819         $    731 (d)     $ 21,043
    Income taxes payable ..........................        --             1,015            984             --              1,999
    Acquisitions payable ..........................          96            --             --               --                 96
                                                       --------         -------         ------         --------         --------

             Total current liabilities ............      10,141           7,463          4,803              731           23,138

Long-term debt, including obligations
      under capital leases ........................      35,494              91           --             61,924 (e)       97,509
Deferred income taxes and other ...................         651            --              100             --                751
                                                       --------         -------         ------         --------         --------

             Total liabilities ....................      46,286           7,554          4,903           62,655          121,398
                                                       --------         -------         ------         --------         --------

Stockholders' equity:
    Preferred stock, $.01 par value;
        authorized 2,000 shares, issued
        outstanding - none ........................        --              --             --               --               --
    Common stock, $.01 par value;
        authorized 30,000 shares, issued
        and outstanding - 15,104 shares ...........         151             141          1,981           (2,122)(f)          151
    Additional paid-in capital ....................     112,799            --              355             (355)(g)      112,799
    Retained earnings .............................       6,261           4,350          2,645           (6,995)(h)        6,261
                                                       --------         -------         ------         --------         --------

         Total stockholders' equity ...............     119,211           4,491          4,981           (9,472)         119,211
                                                       --------         -------         ------         --------         --------

         Total liabilities and stockholders' equity    $165,497         $12,045         $9,884         $ 53,183         $240,609
                                                       ========         =======         ======         ========         ========




         See notes to pro forma combined condensed financial statements

                           TRANSWORLD HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           Year Ended October 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                       Fifty-Two
                                                     Year Ended        Weeks Ended     Year Ended
                                                     October 31,       October 13,     December 31,
                                                        1996              1996            1996                       Transworld
                                                     Transworld      Allied Medicare    Omnicare       Pro Forma   HealthCare, Inc.
                                                  HealthCare, Inc.       Limited          plc         Adjustments     Pro Forma
                                                  ================   ===============  =============  ============  ===============
Net revenues .......................................  $ 76,304          $11,950         $ 12,108       $   --       $ 100,362
Cost of revenues ...................................    34,680            3,442            7,550           --          45,672
                                                      --------          -------         --------       -------      ---------

Gross profit .......................................    41,624            8,508            4,558            --         54,690
Selling, general and administrative expenses .......    33,552            6,000            2,865           119 (a)     42,536
                                                      --------          -------         --------       -------      ---------

Operating income ...................................     8,072            2,508            1,693          (119)        12,154
Interest income ....................................       (75)            --                (37)          --            (112)
Interest expense ...................................     4,427               15                5         4,687 (b)      9,134
                                                      --------          -------         --------       -------      ---------

Income before income taxes and extraordinary
  loss .............................................     3,720            2,493            1,725        (4,806)         3,132
Provision for income taxes .........................     1,702              788              622        (1,914)(c)      1,198
                                                      --------          -------         --------       -------      ---------

          Income before extraordinary loss .........  $  2,018          $ 1,705         $  1,103       $(2,892)     $   1,934
                                                      ========          =======         ========       =======      =========


Income per share of common stock before
 extraordinary loss:
    Primary ........................................  $   0.26             --               --             --       $    0.25
    Fully diluted ..................................  $   0.26             --               --             --       $    0.25

Weighted average number of shares outstanding:
    Primary ........................................     7,741             --               --             --           7,741
    Fully diluted ..................................     7,833             --               --             --           7,833


         See notes to pro forma combined condensed financial statements

                           TRANSWORLD HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended April 30, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                      Six Months        Twenty-Four     Six Months
                                                        Ended           Weeks Ended       Ended
                                                       April 30,         March 31,       June 30,
                                                         1997              1997            1997                        Transworld
                                                      Transworld      Allied Medicare    Omnicare       Pro Forma   HealthCare, Inc.
                                                    HealthCare, Inc.      Limited          plc         Adjustments      Pro Forma
                                                    ================  ===============  =============   ===========     ============
Net revenues .................................         $ 40,966          $7,173         $ 10,586         $  --           $ 58,725
Cost of revenues .............................           19,739           2,001            7,058            --             28,798
                                                       --------          ------         --------         -------         --------

Gross profit .................................           21,227           5,172            3,528            --             29,927
Selling, general and administrative expenses .           17,004           3,796            2,549              96 (a)       23,445
                                                       --------          ------         --------         -------         --------

Operating income .............................            4,223           1,376              979             (96)           6,482
Interest income ..............................           (1,108)           --                (26)             47 (b)       (1,087)
Interest expense .............................            2,113              34             --             2,343 (c)        4,490
Equity in losses of Health Management, Inc ...              296            --               --              --                296
                                                       --------          ------         --------         -------         --------

Income before income taxes ...................            2,922           1,342            1,005          (2,486)           2,783
Provision for income taxes ...................            1,566             509              383            (987)(d)        1,471
                                                       --------          ------         --------         -------         --------

          Net income .........................         $  1,356          $  833         $    622         $(1,499)        $  1,312
                                                       ========          ======         ========         =======         ========


Net income per share of common stock:
    Primary ..................................         $   0.12            --               --              --           $   0.12
    Fully diluted ............................         $   0.12            --               --              --           $   0.12

Weighted average number of shares outstanding:
    Primary ..................................           11,360            --               --              --             11,360
    Fully diluted ............................           11,360            --               --              --             11,360


         See notes to pro forma combined condensed financial statements

                      TRANSWORLD HEALTHCARE, INC.
          NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            APRIL 30, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

(a)  Cash and temporary investments:
     To record acquisition of Omnicare  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $ (31,243)
     To record payment of Omnicare and Allied acquisition related costs (legal, accounting and
     financial advisory)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   (1,407)
                                                                                                                     ---------
                                                                                                                     $ (32,650)
                                                                                                                     =========

(b)  Intangible assets, net of accumulated amortization:
     Omnicare:
     To record goodwill on the acquisition of Omnicare as follows:
             Purchase price in cash (pound sterling 17,485 at 1.6235 at April 30, 1997 plus $2,856) .  $   31,243
             Acquisition related costs (legal, accounting and financial advisory;
             legal and tax contingencies) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,084
             Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .       4,903
                                                                                                        ---------
                     Total cost of acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . .      37,230
             Less assets at fair value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9,884
                                                                                                        ---------
                     Goodwill on the acquisition of Omnicare (forty year amortization). . . . . . . .                $  27,346

     Allied:
     To record goodwill and covenants not to compete on the acquisition of
       Allied as follows:
             Purchase price in cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   60,183
             Acquisition related costs (legal and accounting; legal and tax contingencies) . . . . .        1,795
             Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,554
                                                                                                       ----------
                     Total cost of acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .       69,532
             Less assets at fair value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,045
                                                                                                       ----------
                     Excess of cost over net tangible assets acquired . . . . . . . . . . .  . . . .                    57,487




          Non - compete agreements associated with the acquistion (3 year amortization) . . . . . . .  $      731
          Goodwill on the acquisition of Allied (forty year amortization) . . . . . . . . . . . . . .      56,756
                                                                                                        ---------
                                                                                                       $   57,487
                                                                                                        =========    ---------
                                                                                                                     $  84,833
                                                                                                                     =========




          The Company has selected the forty-year amortization period for goodwill based on the likely period of time over which the related economic benefit will be realized. The Company believes its estimated goodwill life is reasonable given the continuing movement of patient care to noninstitutional settings, expanding demand due to demographic trends, the emphasis of the Company on establishing significant coverage in its local and regional markets, the consistent practice with other alternate site health care companies and other factors. At the balance sheet date, management assesses whether there has been permanent impairment in the value of goodwill and the amount of any impairment by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of goodwill The factors considered by management in deriving future cash flows include current operating results, trends and prospects of acquired businesses as well as the effect of demand, competition, market, and other economic factors.

          The value of the non - compete agreements reflect management's estimates and are based on similar acquisitions made by the Company.
          Such amounts will be adjusted, if necessary, based on independent valuations to be made and are not expected to be materially different.

(c)       Other assets:
          Financing fee related to the acquisition of Allied . . . . . . . . . . . . . . .                           $   1,000
                                                                                                                     =========

                           TRANSWORLD HEALTHCARE, INC.
         NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET - CONTINUED
                                 APRIL 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

(d)  Accrued expenses and other current liabilities:
     Accrual of unpaid acquisition related costs (legal and tax contingencies) . . . . . . . . . . . . . . .     $    731
                                                                                                                 ========

(e)  Long-term debt, including obligations under capital leases:
     Borrowings under the Credit Agreement to fund the acquisition of Allied . . . . . . . . . . . . . . . .     $ 60,183
     Borrowings under the Credit Agreement to fund the fee for the Amendment to the Credit Agreement . . . .        1,000
     Borrowings under the Credit Agreement to fund a portion of the Allied acquisition related costs . . . .          741
                                                                                                                 --------
                                                                                                                 $ 61,924
                                                                                                                 ========

(f)  Common stock:
     To eliminate Omnicare's historical common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ (1,981)
     To eliminate Allied's historical common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (141)
                                                                                                                 --------
                                                                                                                 $ (2,122)
                                                                                                                 ========

(g)  Additional paid-in capital:
     To eliminate Omnicare's historical additional paid-in capital. . . . . . . . . . . . . . . . . . . . . .    $   (355)
                                                                                                                 ========

(h)  Retained earnings:
     To eliminate Omnicare's historical retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . .    $ (2,645)
     To eliminate Allied's historical retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .      (4,350)
                                                                                                                 --------
                                                                                                                 $ (6,995)
                                                                                                                 ========

                           TRANSWORLD HEALTHCARE, INC.
                           NOTES TO PRO FORMA COMBINED
                        CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

(a) Selling, general and administrative expenses:
    Amortization of non-compete agreements associated with the acquisition of Allied ($731) straight line
            over three years ....................................................................................  $      244
    To record the amortization of goodwill associated with the acquisition of Omnicare ($27,346) straight
            line over forty years ...............................................................................         684
    To record the amortization of goodwill associated with the acquisition of Allied ($56,756) straight line
            over forty years ....................................................................................       1,419
    Elimination of Allied's historical former owner/sellers salaries and benefits ...............................      (2,228)
                                                                                                                   ----------
                                                                                                                   $      119
                                                                                                                   ==========

(b) Interest expense:
    To book adjustments to interest expense at 7.19% (rate at April 30, 1997, net of .5% unused commitment fee) to reflect interest charged on borrowings under the Credit Facility as follows:
                   Interest expense on cash borrowed to effect the acquisition of Allied ........................  $    4,452
                   Amortization under the interest method of the fee for the Amendment to the Credit Agreement ..         235
                                                                                                                   ----------
                                                                                                                   $    4,687
                                                                                                                   ==========

    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $77.

(c) Provision for taxes:
    To  book tax benefit attributable to pro forma adjustments of $119 at the UK statutory rate of 33% ..........  $      (39)
    To  book tax benefit attributable to pro forma adjustments of $4,687 at the US statutory rate of 40% ........      (1,875)
                                                                                                                   ----------
                                                                                                                   $   (1,914)
                                                                                                                   ==========

                          TRANSWORLD HEALTHCARE, INC.
                          NOTES TO PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED APRIL 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

(a) Selling, general and administrative expenses:
    Amortization of non-compete agreements associated with the acquisition of Allied ($731) straight line
            over three years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    122
    To record the amortization of goodwill associated with the acquisition of Omnicare ($27,346) straight
            line over forty years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        342
    To record the amortization of goodwill associated with the acquisition of Allied ($56,756) straight line
            over forty years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       710
    Elimination of Allied's historical former owner/sellers salaries and benefits. . . . . . . . . . . . . . . . .    (1,078)
                                                                                                                    --------
                                                                                                                    $     96
                                                                                                                    ========
(b) Interest income:
    To book reduction in interest income at 5.2% on Company funds utilized for acquisitions and
            related costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     47
                                                                                                                    ========
(c) Interest expense:
    To book adjustments to interest expense at 7.19% (rate at April 30, 1997, net of .5% unused commitment fee) to reflect interest charged on borrowings under the Credit Facility as follows:
                    Interest expense on cash borrowed to effect the acquisition of Allied . . . . . . . . . . . .   $  2,226
                    Amortization under the interest method of the fee for the Amendment to the Credit Agreement .        117
                                                                                                                    --------
                                                                                                                    $  2,343
                                                                                                                    ========

    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $39.

(d) Provision for taxes:
    To  book tax benefit attributable to pro forma adjustments of $96 at the UK statutory rate of 32.7% . . . . .   $    (31)
    To  book tax benefit attributable to pro forma adjustments of $2,390 at the US statutory rate of 40% . . . . .      (956)
                                                                                                                    --------
                                                                                                                    $   (987)
                                                                                                                    ========

                                       25

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Transworld HealthCare, Inc.
                                       ---------------------------
                                              (Registrant)


Date:  September 8, 1997          By:   /s/ Wayne A. Palladino
                                      ----------------------------------
                                         Wayne A. Palladino
                                         Senior Vice President and
                                         Chief Financial Officer




                                        -26-